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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66374) and Forms S-8 (Nos. 333-56996, 333-96825 and 333-110905) of deCODE genetics, Inc. of our report dated February 27, 2004, except for the fifth paragraph of the footnote titled "Debt" for which the date is March 15, 2004, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 15, 2004